EXHIBIT 10.27

SECOND AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

2003 STOCK OPTION PLAN

This Second Amendment (this “Amendment”) to the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan (the “Plan”) is adopted effective June 28, 2017.

WHEREAS, Section 13 of the Plan permits the Board of Directors of Worthington (the “Board”) to amend the Plan at any time without shareholder approval, unless shareholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), (b) applicable requirements of the Internal Revenue Code of 1986, as amended, or (c) the rules of the securities exchange on which Worthington’s securities are listed or traded; and

WHEREAS, shareholder approval is not required for this Amendment;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 14(d) of the Plan, “Withholding”, is hereby amended by the addition of the following:

The authority provided in this tax withholding section includes authority to determine the amounts to be withheld (including Shares or other portions of Awards) in satisfaction of a Participant’s or former Participant’s withholding obligations, or in satisfaction of other tax obligations, either on a mandatory or elective basis, as permitted in the discretion of the Committee.

IN WITNESS WHEREOF, Worthington has caused this Amendment to be executed by its duly authorized officer as of the date first set forth above.

WORTHINGTON INDUSTRIES, INC.

By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President – Administration, General Counsel and Secretary